EXHIBIT 4


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                                                                  Execution Copy



                          REGISTRATION RIGHTS AGREEMENT

                                  by and among

                         CLAXSON INTERACTIVE GROUP INC.
                       (formerly known as New Site Inc.);

                                1945 PTVI LLC and

                                  1947 PTVI LLC
               (as indirect assignees of Newhaven Overseas Corp.);

               HICKS, MUSE, TATE & FURST LATIN AMERICA FUND, L.P.;

           HICKS, MUSE TATE & FURST LATIN AMERICA PRIVATE FUND, L.P.;

                          HMLA 1-SBS COINVESTORS, L.P.;

                          IMPSAT FIBER NETWORKS, INC.;

                               MILITELLO LIMITED;

                                   RC LIMITED;

                                  SLI.COM INC.;

                            TOWER PLUS INTERNATIONAL;

                            ROBERTO A. VIVO-CHANETON;

                             ROBERTO CIBRIAN-CAMPOY;

                                       AND

                               LUIS H. MORENO III


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                          REGISTRATION RIGHTS AGREEMENT

            THIS AGREEMENT, dated as of September 21, 2001 (the "Agreement"), is entered into by and among Claxson Interactive Group Inc., formerly known as New Site Inc., a British Virgin Islands international business company (the "Company"); 1947 PTVI LLC ("Carlyle") and 1945 PTVI LLC ("Carlton"), together the indirect assignees of Newhaven Overseas Corp. (Carlyle and Carlton together, "Carlyle/Carlton"); Hicks, Muse, Tate & Furst Latin America Fund, L.P. ("HMTF I"); Hicks, Muse, Tate & Furst Latin America Private Fund, L.P. ("HMTF II"); HMLA 1-SBS Coinvestors L.P. ("HMTF III," and, together with HMTF I and HMTF II, "Hicks Muse"); IMPSAT Fiber Networks, Inc.; Militello Limited; RC Limited; SLI.com Inc.; Tower Plus International; Roberto A. Vivo-Chaneton; and Roberto Cibrian-Campoy (together with IMPSAT Fiber Networks, Inc., Militello Limited, RC Limited, SLI.com Inc., Tower Plus International, Roberto A. Vivo-Chaneton, and Luis H. Moreno III, the "El Sitio Founders") (the foregoing parties other than the Company and their successors being collectively referred to as the "Shareholders").

                             W I T N E S S E T H:

            WHEREAS, on the date hereof (the "Closing"), the Shareholders are receiving the Company's Class A Common Shares, par value U.S.$0.01 per share (the "Common Shares");

            WHEREAS, concurrently herewith, the Company and the Shareholders have executed an agreement relating to board representation, transfers and other matters in relation to their holding of the Common Shares (the "Holdco Agreement");

            WHEREAS, in order to induce the Shareholders to make the contributions and exchanges described in the Combination Agreement, dated as of October 30, 2000, as amended by Amendment No. 1 thereto, dated as of June 26, 2001 and Amendment No. 2, dated as of August 7, 2001, by and among the Company, Carlyle/Carlton, Hicks Muse, Ibero-American Media Partners II, Ltd. and El Sitio, Inc. (the "Combination Agreement"), and in connection with such contributions, the Company and the Shareholders wish to establish certain agreements relating to the grant by the Company to the Shareholders of registration and other related rights.

            NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                        ARTICLE 1. Certain Definitions.

            For the purposes of this Agreement, the following terms shall have the respective meanings set forth below:

            "Affiliate" shall have the meaning ascribed thereto in Rule 12b-2 promulgated under the U.S. Securities Exchange Act of 1934, as amended.

            "Board" means the Board of Directors of the Company.

            "Commission" means the U.S. Securities and Exchange Commission.


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            "Dollars" or "U.S.$" means the currency of the United States.

            "Effective Period" means the period during which all of the Restricted Shares are eligible for sale pursuant to Rule 144(k) (or any successor provision) under the Securities Act or in a single transaction pursuant to Rule 144(e) (or any successor provision) under the Securities Act.

            "Exchange Act" means the U.S. Securities and Exchange Act of 1934, as amended, or as any successor federal law then in force.

            "Restricted Shares" means any Shares which have not been registered under the Securities Act and which are owned by any Shareholder.

            "Securities Act" means the U.S. Securities Act of 1933, as amended, or any successor federal law then in force.

            "Share" means a share of the Company's Class A Common Shares, par value U.S.$0.01 per share, the Class A Common Shares issued or issuable pursuant to a conversion of the Company's Series A Preferred Shares, or any other security issued or issuable in respect of a Share or the Series A Preferred Shares pursuant to a recapitalization, reorganization, dividend, combination or other transaction.

            "Shareholder" means any person who is a party to this Agreement (other than the Company) and any successor of such person who agrees to be bound by the terms hereof.

                         ARTICLE 2. Registration Rights

            2.1  Demand Registration.

            (a) Upon notice to the Company from one or more Shareholders holding Restricted Shares having an aggregate fair market value of at least U.S.$15 million (based upon the then-prevailing market price for the Shares on the Nasdaq National Market or other principal securities market on which the Shares are listed or, in the absence of any such listing, as determined in good faith by the Board), such Shareholders (the "Requesting Shareholders") shall have the right to request (a "Demand Request") in writing a registration of such Restricted Shares. Each Demand Request shall (i) specify the number of Restricted Shares which each Requesting Shareholder intends to sell or dispose of, and (ii) state the intended method or methods by which the Requesting Shareholder intends to sell or dispose of such Restricted Shares. Upon receipt of a Demand Request pursuant to this Section 2.1, the Company shall (as requested) (i) cause to be filed, within the later of (x) 90 days of the date of delivery to the Company of the Demand Request and (y) 180 days after the effectiveness of the most recently filed registration statement by the Company, a registration statement covering such Restricted Shares which the Company has been so requested to register, providing for the registration under the Securities Act of such Restricted Shares to the extent necessary to permit the disposition of such Restricted Shares so to be registered in accordance with the intended method of distribution specified in such Demand Request; provided, however, that the Company may delay making such filing or taking such action by not more than ninety (90) days in any 12-month period if the Company, prior to the time it would otherwise have been required to file such registration


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statement or take such action (but not including the preparation of the registration statement), determines in good faith that the filing of such registration statement or the taking of such action would require the disclosure of material, non-public information that, in the reasonable judgment of the Board, would be detrimental to the Company if so disclosed (and a delay would be likely to reduce the detrimental effect of such disclosure or obviate the need for such disclosure to be made, or would otherwise adversely affect a financing, acquisition, disposition, merger or other material transaction), (ii) shall use its best efforts to have such registration statement declared effective by the Commission as soon as practicable thereafter, and (iii) refrain from filing any other registration statements with respect to any other securities of the Company until such date which is 180 days following effectiveness of the registration statement filed in response to the Demand Request; provided, however, that notwithstanding this clause (iii), each of Carlyle/Carlton and Hicks Muse shall be permitted to make at least one demand in any 12-month period, subject to the limitations set forth in Section 2.1(c) hereof. The underwriter shall be selected by the Requesting Shareholders and shall be reasonably acceptable to the Company for any registration pursuant to this
Section 2.1.

            (b) In the event that the Company is required to file a registration statement covering any Restricted Shares of any Requesting Shareholders pursuant to Section 2.1(a) above, the Company shall be permitted to include newly-issued securities ("Piggyback Securities") in such registration. Notwithstanding the foregoing, if the managing underwriter of such proposed registration determines and advises in writing that the inclusion of all Piggyback Securities proposed to be included in the underwritten public offering would interfere with the successful marketing of the Requesting Shareholders' Restricted Shares, then the Company shall not be permitted to include any Piggyback Securities in excess of the amount, if any, of Piggyback Securities which the managing underwriter of such underwritten offering shall reasonably and in good faith agree in writing to include in such offering in excess of any amount to be registered for the Requesting Shareholders. The Piggyback Securities that are excluded from the underwritten public offering pursuant to the preceding sentence shall be withheld from the market by the Company for a period, not to exceed 180 days from the closing of such underwritten public offering, that the managing underwriter determines is necessary in order to effect such underwritten public offering.

            (c) The Company shall not be required to comply with more than eight Demand Requests, such that the Shareholders will have the following Demand
Requests: (i) Carlyle/Carlton shall have three such Demand Requests; (ii) Hicks Muse shall have three such Demand Requests; (iii) the El Sitio Founders shall have, in the aggregate, two such Demand Requests.

            A request for registration shall not count as a Demand Request until
(a) the registration statement relating thereto has been declared effective by the Commission and (b) the Shareholder making the demand for registration is able to sell at least 75% of the Registrable Securities requested to be included in such registration.

            2.2  Piggyback Registration.

            (a) Each time that the Company proposes for any reason, including, without limitation, pursuant to a Demand Request, to register any Restricted Shares under the Securities Act (a "Proposed Registration"), other than pursuant to a registration statement on Form F-4 or


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Form S-8 or similar or successor forms, the Company shall promptly give written notice of such Proposed Registration to the holders of the Restricted Shares (which notice shall be given not less than 30 days prior to the expected effective date of the Company's registration statement) and shall offer such holders the right to request inclusion of any of such holder's Restricted Shares in the Proposed Registration. No registration pursuant to this Section 2.2 shall relieve the Company of its obligation to register Restricted Shares pursuant to
Section 2.1.

            (b) Each Shareholder shall have 20 days from the receipt of the notice provided for in Section 2.2(a) to deliver to the Company a written request specifying the number of Restricted Shares such Shareholder intends to sell. Any Shareholder shall have the right to withdraw such Shareholder's request for inclusion of such Shareholder's Restricted Shares in any registration statement pursuant to this Section 2.2 by giving written notice to the Company of such withdrawal at least 5 days prior to the filing of the Proposed Registration. Subject to Section 2.4 below, the Company shall include in such registration statement all such Restricted Shares so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such Proposed Registration if it shall at the same time withdraw or cease proceeding with the registration of all other equity securities originally proposed to be registered, to the extent otherwise permitted to do so.

            (c) In the event that the Proposed Registration by the Company is, in whole or in part, an underwritten public offering of securities of the Company, any request under Section 2.2(b) hereof must specify that the Restricted Shares be included in the underwriting on the same terms and conditions as the Shares, if any, otherwise being sold through underwriters under such registration.

            2.3  Shelf Registration.

            No later than 180 days after the Company becomes eligible to file a registration statement on Form F-3 or other applicable form, the Company shall, upon the written request of Carlyle/Carlton or Hicks Muse, file with the Commission a registration statement for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act, covering all of the Restricted Shares (the "Shelf Registration Statement"). The Shelf Registration Statement shall be on the appropriate form, and shall otherwise comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, permitting registration of such Restricted Shares for resale by the Shareholders in the manner or manners designated by them (including, without limitation, one or more underwritten public offerings). If the Shelf Registration Statement ceases to be effective for any reason at any time during the Effective Period (other than because of the sale of all of the securities registered thereunder or as permitted by
Section 2.2 hereof), the Company shall use its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof.

            2.4  Priority on Registrations.

            (a) If the managing underwriter advises the Company that the inclusion of any Restricted Shares would have a material adverse effect on any offering then contemplated by the Company pursuant to Section 2.2, the Company will be obligated to include in the relevant registration statement, as to each Shareholder, only a portion of the Restricted Shares such


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Shareholder has requested be registered equal to the ratio which such
Shareholder's requested Restricted Shares bears to the total number of Restricted Shares requested to be included in such registration statement by all Shareholders who have requested that their Restricted Shares be included in such registration statement, in the case of Shareholders exercising rights under
Section 2.2 hereof. It is acknowledged by the Shareholders that pursuant to the foregoing sentence the securities to be included in such registration statement shall be allocated (x) if such registration has been initiated by the Company for securities to be offered by the Company, first to the Company and second to Shareholders exercising their piggyback right pursuant to Section 2.2 hereof and
(y) if such registration has been initiated by Requesting Shareholders requesting a Demand Registration, first to such Requesting Shareholders, second to the Company if it exercises its piggyback right pursuant to Section 2.1(b) hereof and third to all other shareholders requesting Restricted Shares to be included therein pursuant to Section 2.2. If, as a result of the provisions of this Section 2.4(a), any Shareholder shall not be entitled to include all of its Restricted Shares in a registration that such Shareholder has requested to be so included, such Shareholder may withdraw such Shareholder's request to include Restricted Shares in such registration statement.

            (b) No Shareholder may participate in any registration statement hereunder unless such Shareholder completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements, including an opinion of its counsel; provided, however, that no such Shareholder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Shareholder's ownership of its Restricted Shares to be sold or transferred free and clear of all liens, claims, and encumbrances, (ii) such Shareholder's power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested.

            2.5 Registration Procedures. Whenever any Shareholder has requested that any Restricted Shares be registered pursuant to the provisions of this
Article 2, the Company will use its commercially reasonable efforts to effect the registration and the sale of such Restricted Shares in accordance with the intended method of disposition thereof as set forth in the Demand Request, and pursuant thereto the Company shall:

            (a) prepare and file with the Commission registration statement(s) with respect to such Restricted Shares on the appropriate forms, and use its best efforts to cause such registration statement(s) to become and remain effective in accordance with Section 2.5(b) hereof and in accordance with all laws, rules and regulations applicable thereto;

            (b) prepare and file with the Commission such amendments and supplements to such registration statement(s) and the prospectus(es) used in connection therewith as may be necessary to keep such registration statement(s) effective until the earlier of (i) the sale of all Restricted Shares covered thereby and (ii) the date required therefor by the underwriters in the underwriting agreement, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Restricted Shares covered by such registration statement(s);

            (c) furnish to each Shareholder participating in such registration pursuant to Section 2.1 or Section 2.2 (each, a "Participating Shareholder") such number of copies of any prospectus, including a preliminary prospectus, in conformity with the requirements of the


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Securities Act, and such other documents as the Shareholder may reasonably request in order to facilitate the public sale or other disposition of such Restricted Shares;

            (d) use its best efforts to register or qualify the Restricted Shares covered by such registration statement(s) under the securities or blue sky laws of such jurisdictions as the Participating Shareholder shall reasonably request and do any and all other acts or things which may be necessary or advisable to enable the Participating Shareholders to consummate the public sale or other disposition in such jurisdictions of such Restricted Shares; provided, however, that the Company shall not be required to consent to general service of process for all purposes in any jurisdiction where it is not then subject to process, qualify to do business as a foreign corporation where it would not be otherwise required to qualify or submit to liability for state or local taxes where it is not otherwise liable for such taxes;

            (e) at any time when a prospectus relating thereto covered by such registration statement(s) is required to be delivered under the Securities Act within the appropriate period mentioned in Section 2.5(b) hereof, promptly notify each Shareholder and each underwriter and (if requested by any such Shareholder) confirm such notice in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Restricted Shares under state securities or blue sky laws or the initiation of any proceedings for that purpose, and (iii) of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of any Participating Shareholder, prepare, file and furnish to such Participating Shareholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

            (f) if the Company has delivered preliminary or final prospectuses to any Participating Shareholder and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify such Participating Shareholder and, if requested, the Participating Shareholder shall immediately cease making offers of Restricted Shares and return all prospectuses to the Company. The Company shall promptly provide the Participating Shareholder with amended prospectuses and, following receipt of the amended prospectuses, the Participating Shareholder shall be free to resume making offers of the Restricted Shares;

            (g) furnish, at the request of the Participating Shareholder on the date such Restricted Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Article 2, if such Restricted Shares are being sold through underwriters, or, if such Restricted Shares are not being sold through underwriters, on the date that the registration statement with respect to such Restricted Shares becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and


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substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Participating Shareholders and (ii) a "comfort" letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and the Participating Shareholders;

            (h) if any proposed registration effected pursuant to Section 2.2 involves an underwritten public offering, (i) select a reputable managing underwriter to underwrite such public offering (after consultation with the Participating Shareholders), (ii) cause all Restricted Shares to be listed for trading on the principal securities exchange (including, without limitation, The Nasdaq National Market) on which the Shares are listed for trading, and (iii) enter into (x) an underwriting agreement with the underwriter providing for such representations, warranties, covenants, conditions and indemnities as may be requested by the underwriter and (y) a deposit agreement with a depositary, if applicable, providing for such representations, warranties, covenants, conditions and indemnities as may be requested by the depositary;

            (i) before filing a registration statement or amendment thereto, furnish to each Participating Shareholder and its counsel and other representatives and the underwriters, if any, copies of each such registration statement or amendment proposed to be filed, which documents shall be made available on a timely basis for review and comment by the Participating Shareholders, the underwriters (if any) and their respective representatives;

            (j) make generally available to the Shareholders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, as promptly as practicable, but in any event no later than forty-five (45) days after the end of the 12-month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 20-F and 6-K (or comparable forms) under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

            (k) if requested by the managing underwriter or any Participating Shareholder, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or any Participating Shareholder reasonably requests to be included therein, including, without limitation, with respect to the Restricted Shares being sold by such Participating Shareholder, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Restricted Shares to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

            (l) as promptly as practicable after filing with the Commission of any document which is incorporated by reference into a registration statement (in the form in which it was incorporated), deliver a copy of each such document to each Participating Shareholder;

            (m) cooperate with the Participating Shareholders and the managing underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under


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any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such sellers may request and keep available and make available to the Company's transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

            (n) promptly make available for inspection by any Participating Shareholder, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such Participating Shareholder or underwriter (collectively, the "Advisors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's directors, officers, directors and employees to supply all information requested by any such Advisor in connection with such registration statement; provided, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (n) if
(A) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (B) if either (i) the Company has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission of documents provided supplementally or otherwise or (ii) the Company reasonably determines in good faith that such Records are confidential and so notifies the Advisors in writing unless prior to furnishing any such information with respect to (A) or (B) such Participating Shareholder requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; and provided, further, that each Participating Shareholder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

            (o) cooperate with each Participating Shareholder and each underwriter participating in the disposition of such Restricted Shares and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. ("NASD");

            (p) during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

            (q) notify each Participating Shareholder promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

            (r) prepare and file with the Commission promptly any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Company or the managing underwriter, is required in connection with the distribution of the Restricted Shares;


                                      -8-


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            (s)   advise each Participating Shareholder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

            (t) if the Participating Shareholders so request, request acceleration of effectiveness of the registration statement from the Commission, provided at the time of such request the Company does not, in good faith, believe it is necessary to amend further the registration statement in order to comply with the provisions of this Section 2.5. If the Company wishes to further amend the registration statement prior to requesting acceleration, it shall have five business days to so amend prior to requesting acceleration.

            2.6 Suspension of Dispositions. Each Participating Shareholder agrees that upon receipt of any notice (a "Suspension Notice") from the Company of the occurrence of any event of the kind described in Section 2.5(e)(iii), such Participating Shareholder will forthwith discontinue disposition of Restricted Shares pursuant to a pending registration statement until such Participating Shareholder's receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Participating Shareholder will deliver to the Company all copies, other than permanent file copies then in such Participating Shareholder's possession, of the prospectus covering such Restricted Shares current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of registration statements set forth in Section 2.5(b) hereof shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Restricted Shares covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice. The Company shall use its commercially reasonable efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.

            2.7 Cooperation upon a Registration. The Shareholders and the Company agree that, in connection with any exercise of registration rights pursuant to this Article 2, the Shareholders will authorize, and will authorize and direct the Board to take, such actions as are necessary and appropriate to effectuate such registration. In addition, each Participating Shareholder agrees to cooperate fully with the Company and the underwriters of any underwritten public offering in the preparation of all documentation necessary or desirable to effectuate any registration of any Restricted Shares under the Securities Act pursuant to this Article 2, or registration or qualification of any Restricted Shares pursuant to Section 2.5(d) hereof. In addition, the Company agrees to cooperate fully with the Participating Shareholders in connection with any such registration or qualification.

            2.8 Limitations. Notwithstanding anything in this Agreement to the contrary, if requested in writing by the managing underwriter of any underwritten public offering of the Restricted Shares pursuant to this Article 2, each Shareholder agrees not to offer, sell, contract to sell or otherwise dispose of any Class A Common Shares of the Company except as part of such


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underwritten public offering within 30 days before or 90 days after the effective date of the registration statement filed with respect to said offering, unless expressly authorized to do so by the managing underwriter.

            2.9 Expenses. The Company shall pay all expenses incurred by the Company in complying with Sections 2.1, 2.2, 2.3 and 2.5 hereof, including, without limitation, all registration and filing fees (including, without limitation, expenses incident to filing with the NASD), fees and expenses of complying with the securities or Blue Sky laws of all such jurisdictions in which the Restricted Shares are proposed to be offered and sold (including reasonable fees and disbursements of counsel in connection with Blue Sky qualification of Restricted Shares), printing expenses, messenger and delivery expenses, the Company's internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), fees and expenses incurred in connection with any listing of the Restricted Shares, fees and expenses of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or cold comfort letters required by or incident to such performance), securities act liability insurance and fees and disbursements of underwriters (to the extent the Company is liable therefor under the terms of any underwriting agreement), whether or not any registration statement becomes effective; provided, however, that all underwriting discounts and selling commissions applicable to the Restricted Shares covered by registrations effected pursuant to Section 2.1 or Section 2.2 hereof shall be borne by the Participating Shareholders, in proportion to the number of Restricted Shares sold by each such Participating Shareholder, and except as expressly provided in this Section 2.9, in no event shall the Company pay any fees or expenses attributable to any counsel, accountants or other persons retained or employed by the Participating Shareholders. Further to the foregoing, the Company shall pay all reasonable and customary expenses incurred by any Participating Shareholder, including, without limitation, all reasonable expenses and fees of one (1) firm of counsel for all Participating Shareholders (which shall be selected by a majority (based on the number of Restricted Securities to be sold) of the Participating Shareholders), plus, to the extent reasonably necessary, one (1) firm of local counsel for all of the Participating Shareholders in each state or country where reasonably necessary (the "Expenses"). Notwithstanding the preceding sentence, the Company shall not be required to pay for expenses, including fees and expenses of counsel, of the Participating Shareholders in excess of U.S.$75,000 in any one calendar year.

            2.10  Indemnification.

            (a) In the event of any registration of any Restricted Shares under the Securities Act pursuant to this Article 2 or registration or qualification of any Restricted Shares pursuant to Section 2.5(d) hereof, the Company shall indemnify and hold harmless each Participating Shareholder, each underwriter of such shares, if any, each broker or any other person acting on behalf of the Participating Shareholders, each director, officer, employee and partner of any of the foregoing and each other person, if any, who controls any of the foregoing persons, within the meaning of the Securities Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities or expenses, including attorneys' fees and expenses, joint or several, to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, are related to, result from or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Restricted

Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document incident to registration or qualification of any Restricted Shares pursuant to Section 2.5(d) hereof, or arise out of, are related to, result from or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Company of the state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or Blue Sky laws and the Company shall reimburse on demand each Indemnified Person for any legal or any other costs and expenses reasonably incurred by any of them in connection with investigating, preparing for, defending or settling any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary or final prospectus or amendment or supplement thereto or any document incident to registration or qualification of any Restricted Shares pursuant to Section 2.5(d) hereof, in reliance upon and in conformity with written information furnished to the Company by any Participating Shareholder or controlling person thereof specifically for use in the preparation thereof or arises out of or is based upon the Indemnified Person's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has timely furnished such Indemnified Person with a sufficient number of copies of the same; provided, further, that the Company shall not be liable for any settlement made without its prior written consent, such consent not to be unreasonably withheld.

            (b) Before Restricted Shares shall be included in any registration pursuant to this Article 2, each Participating Shareholder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any registration statement and prospectus, and each such Participating Shareholder, severally and not jointly, and any underwriter acting on its behalf shall have agreed to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.1(a) above) the Company, each director of the Company, each officer of the Company who signs such registration statement, every other Participating Shareholder and any person who controls the Company within the meaning of the Securities Act, with respect to any untrue statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Participating Shareholder or such underwriter specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus or amendment or supplement; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited to an amount equal to the net proceeds actually received by such Participating Shareholder from the sale of Restricted Shares effected pursuant to such registration.

            (c) Promptly after receipt by an Indemnified Person of notice of the commencement of any action involving a claim referred to in Section 2.10(a) or (b) hereof, such Indemnified Person will, if a claim in respect thereof is to be made against the indemnifying party under this Section 2.10, give prompt written notice to the latter of the commencement of such action (provided that the failure to give such notice shall not limit the rights of such Indemnified Person unless and to the extent such failure is prejudicial to its ability to defend such action). In case any such action is brought against an Indemnified Person, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Person, and, after notice to such Indemnified Person from the indemnifying party of its election to assume the defense thereof; provided, however, that, if any Indemnified Person shall have reasonably concluded that there may be one or more legal defenses available to such Indemnified Person which are different from, in conflict with or additional to those available to the indemnifying party, or that such claim or litigation involves or could reasonably be expected to have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 2.10, or if the indemnifying party fails to take diligent action to defend such claim within 20 days following notice thereof from the Indemnified Person, the indemnifying party shall not have the right to assume the defense of such action on behalf of such Indemnified Person, and such indemnifying party shall reimburse such Indemnified Person and any person controlling such Indemnified Person for the fees and expenses of counsel retained by the Indemnified Person which are reasonably related to the matters covered by the indemnity agreement provided in this Section 2.10. If the indemnifying party does assume its own defense, from such time the Indemnified Person shall bear the expenses of its own separate counsel. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the Indemnified Person without its written consent, which consent shall not be unreasonably withheld. If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not make any settlement of the applicable claim indemnified against hereunder without the written consent of the Indemnified Person or parties, which consent shall not be unreasonably withheld. An indemnifying party that is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party and any other such Indemnified Person with respect to such claim, unless in the reasonable judgment of any Indemnified Person, a conflict of interest may exist between such Indemnified Person with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

            (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which an Indemnified Person makes a claim for indemnification pursuant to this Section 2.10, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced notwithstanding the fact that this Section 2.10 provides for indemnification in such case, then the Company and the Participating Shareholder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject as is appropriate to reflect, as between the indemnifying party, on the one hand, and the Indemnified Person on the other hand, the relative fault of the indemnifying party, on the one hand, and the Indemnified Person, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, it being understood that the parties acknowledge that the overriding equitable consideration to be given effect in connection with this provision is the ability of one party or the other to correct the statement or omission which resulted in such losses, claims, damages or liabilities, and that it would not be just and equitable if contribution pursuant hereto were to be determined by pro rata allocation or by any other method of allocation which does not take into consideration the foregoing equitable considerations. Notwithstanding the foregoing, (i) the Participating Shareholder will not be required to contribute any amount in excess of the net proceeds to it of all Restricted Shares sold by it pursuant to such registration statement, (ii) no underwriter shall be required to contribute any amount in excess of the proceeds to it from the offering pursuant to such registration statement, and (iii) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation. If indemnification is available under this
Section 2.10, the indemnifying parties shall indemnify each Indemnified Person to the full extent provided in Section 2.10 (a) and 2.10 (b) without regard to the relative fault of said indemnifying party or Indemnified Person or any other equitable consideration provided for in this Section 2.10 (d).

            (e) Notwithstanding the foregoing, if in connection with an underwritten public offering of any Restricted Shares, the Company, the Participating Shareholder and the underwriters enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification among the parties, the indemnification provided thereunder shall be in addition to (and not in lieu of) the indemnification provided to the Shareholders hereunder.

            (f)   The indemnification and contribution required by this
Section 2.10 shall be made by periodic payment of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred; provided, that if a court of competent jurisdiction finally determines that any Indemnified Person which has received payments hereunder does not have an indemnification right under Section
2.10 for any reason, then such Indemnified Person shall within five (5) days of such final determination, refund all amounts received hereunder to the Company.

            (g) The indemnification and contribution provided for hereunder will remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Person and will survive the transfer of securities.

                            ARTICLE 3. Miscellaneous

            3.1 Notices. Any and all notices, designations, consents, offers, acceptances, or any other communication required or permitted to be given by any provision of this Agreement shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by registered mail or telecopied with acknowledgment of receipt sent by telecopier, registered mail or delivered in person, as the case may be, to such party at the address or telecopier number, as the case may be, set forth on the signature pages hereto or to such other address or telecopier number, as the case may be, as such party may from time to time designate in writing to the other parties. All such notices, requests, consents and other communications shall be deemed to have been received: (a) in the case of personal delivery or registered mail, on the date of receipt; or (b) in the case of telecopying, on the date of acknowledgment thereof.

            3.2 Amendment and Waiver. No change or modification of, or waiver of compliance with, this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto.

            3.3 Termination. This Agreement may be terminated at any time by an instrument in writing signed by the Company and the holders of 85% of the then-outstanding Restricted Shares. This Agreement shall terminate automatically as to any Shareholder that transfers all of its Restricted Shares or is able to sell its Restricted Shares pursuant to Rule 144 without any requirement relating to volume limitations. Unless sooner terminated, this Agreement shall terminate eight years from the date hereof, unless, at any time within one year prior to such date, all of the parties extend its duration for as many additional periods as the parties may agree.

            3.4 No Waiver. No failure or delay on the part of the Shareholders or any of them in exercising any right, between the Company and the Shareholders or any of them shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Shareholders or any of them would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Shareholders or any of them to take any other or further action in any circumstances without notice or demand.

            3.5 Specific Performance. Each party to this Agreement acknowledges that the other parties will suffer irreparable injury in the event of any breach of any provision of this Agreement and that therefore the remedy at law for any breach or threatened breach of any such provision of this Agreement will be inadequate. Accordingly, upon a breach or threatened breach of any such provision of this Agreement by any party hereto, the other parties shall, in addition and without prejudice to any of the rights and remedies they may have, be entitled as a matter of right, without proof of actual damages, to seek specific performance of such provisions of this Agreement and to such other injunctive or equitable relief to enforce, or prevent any violations (whether anticipatory, continuing or future) of, such provisions of this Agreement.

            3.6 Counterparts and Headings. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. All headings and any cover page or table of contents are inserted for convenience or reference only and shall not affect its meaning or interpretation.

            3.7 Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice-versa.

            3.8 Expenses. Except as provided in Section 2.9 hereto, each of the parties to this Agreement shall bear its own expenses, including, without limitation, the fees and disbursements of its respective counsel, in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

            3.9 Governing Law. This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of New York.

            3.10  Submission to Jurisdiction; Consent to Service of Process.

            (a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any U.S. federal or state court located within the Borough of Manhattan, State of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 3.1 hereof.

            3.11 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors, and each of the Shareholders and their respective executors, administrators and personal representatives and heirs and their successors and assigns.

            3.12 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions hereof shall nevertheless continue in full force and effect as though the illegal, invalid or unenforceable provisions were not a part hereof, and the parties shall exert their best efforts to amend this Agreement to include a provision which is legal, valid and enforceable and which carries out the original intent of the parties.

            3.13 Complete Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous arrangements or understandings, whether written or oral, between or among any of the parties hereto, with respect to the subject matter hereof.

            3.14 Further Assurances. Each of the parties to this Agreement agrees to execute such other documents and take such other action as may be reasonably necessary to implement and carry out the intent of this Agreement.

            3.15 Confidentiality. Each Shareholder covenants and agrees to treat any non-public information provided to it by the Company concerning the business and finances of the Company ("Corporate Information") as confidential and agrees further that it will not use, exploit, reproduce, disclose or provide Corporate Information to any third party (other than any agents of the Shareholder who are bound by substantially similar obligations of confidentiality) on its own behalf or otherwise, except with the consent of the Company or as required by law, legal process or any federal or state regulatory body having jurisdiction over such Shareholder. The provisions of this Section 3.15 shall not apply to any information which:

            (a) was within the public domain prior to the time of disclosure of Corporate Information to the Shareholder or which comes into the public domain other than as a result of a breach by the Shareholder of this Section 3.15;

            (b) was in the possession of the Shareholder (or any of its officers, directors, employees, agents, principals, or affiliates) before the Shareholder received the Corporate Information;

            (c) was rightfully acquired by the Shareholder from a third party without, to the knowledge of the Shareholder, any restriction or any obligation of confidentiality; or

            (d) was independently developed by the Shareholder without any use or reference to the Corporate Information. The provisions of this Section 3.15 shall survive the termination of this Agreement, either in whole or as to any Shareholder, for a period of two (2) years.

            3.16 Failure to Execute and Deliver this Agreement. Any failure of any party to execute and deliver this Agreement renders this Agreement void as to the non-executing party, but this Agreement shall be valid and binding as to all other parties that execute and deliver this Agreement.

            IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.


                                    CLAXSON INTERACTIVE GROUP INC.

                                    By: /s/Amaya Ariztoy
                                       ---------------------------------------
                                         Name: Amaya Ariztoy
                                         Title: Director

                                    Address: 404 Washington Ave, 8th floor
                                             Miami Beach, Florida 33139

                                    Telecopier: 305-894-3606


                                    1947 PTVI LLC

                                    By: /s/Jose Misrahi
                                       ---------------------------------------
                                         Name: Jose Misrahi
                                         Title: Vice President and Treasurer

                                    Address:    C/O Fisner Corporation
                                                550 Baltimore Way, Suite 900
                                                Coral Gables, FL 33134

                                    Telecopier: (305) 447-1389


                                    1945 PTVI LLC

                                    By: /s/Jose Misrahi
                                       ---------------------------------------
                                         Name: Jose Misrahi
                                         Title: Vice President and Treasurer

                                    Address:C/O Fisner Corporation
                                                550 Baltimore Way, Suite 900
                                                Coral Gables, FL 33134

                                    Telecopier:  (305) 447-1389

                                    HICKS, MUSE, TATE & FURST LATIN
                                    AMERICA FUND, L.P.

                                    By:  HICKS, MUSE LATIN AMERICA & CO.,
                                         L.P.,
                                         its general partner

                                         By: HICKS, MUSE GP PARTNERS L.A.,
                                             L.P.,
                                             its general partner


                                             By:  HICKS, MUSE LATIN AMERICA
                                                  FUND I INCORPORATED,
                                                  its general partner


                                            By: /s/Eric C. Neuman
                                               ---------------------------------
                                                 Eric C. Neuman
                                                 Partner

                                   Address:  200 Crescent Court, Suite 1600
                                              Dallas, Texas 75201

                                   Telecopier: 214-720-7888

                                    HICKS, MUSE, TATE & FURST LATIN
                                    AMERICA PRIVATE FUND, L.P.

                                    By:  HICKS, MUSE LATIN AMERICA & CO.,
                                         L.P.,
                                         its general partner

                                         By: HICKS, MUSE GP PARTNERS L.A.,
                                             L.P.,
                                             its general partner


                                             By:  HICKS, MUSE LATIN AMERICA
                                                  FUND I INCORPORATED,
                                                  its general partner


                                             By: /s/Eric C. Neuman
                                               ---------------------------------
                                                 Eric C. Neuman
                                                 Partner

                                    Address:  200 Crescent Court, Suite 1600
                                              Dallas, Texas 75201

                                    Telecopier: 214-720-7888

                                    HMLA 1-SBS COINVESTORS, L.P.

                                    By:   HICKS, MUSE GP PARTNERS, L.A., L.P.,
                                          its general partner

                                          By:   HICKS, MUSE LATIN AMERICA
                                                FUND I INCORPORATED,
                                                its general partner


                                          By:   /s/Eric C. Neuman
                                            -----------------------------------
                                                 Eric C. Neuman
                                                 Partner

                                    Address:  200 Crescent Court, Suite 1600
                                              Dallas, Texas 75201

                                    Telecopier: 214-720-7888

                                    IMPSAT Fiber Networks, Inc.

                                    By: /s/Guillermo Pardo
                                      -----------------------------------------
                                       Name: Guillermo Pardo
                                       Title: Secretary

                                    Address:   Alferez Pareja 256
                                               1107 Buenos Aires, Argentina

                                    Telecopier: (011) 5411-4339-3876


                                    Militello Limited

                                    By: /s/Roberto A. Vivo-Chaneton
                                      -----------------------------------------
                                       Name: Roberto A. Vivo-Chaneton
                                       Title: Member

                                    Address:   Avenida Ingeniero Huergo 1167
                                               C1107AOL Buenos Aires, Argentina

                                    Telecopier:  (011) 5411-4339-3876


                                    RC Limited

                                    By: /s/Roberto Cibrian-Campoy
                                    ---------------------------------------
                                     Name: Roberto Cibrian-Campoy
                                     Title: Partner

                                    Address:   P.O. Box 71 Road Town
                                               Tortola, British Virgin Islands

                                    Telecopier: (011) 5411-4339-3876

                                    SLI.com Inc.

                                    By:/s/Guillermo Liberman
                                      ---------------------------------------
                                      Name: Guillermo Liberman
                                      Title: Director

                                    Address:    P.O. Box 87719, Zona 7
                                                Panama City, Panama

                                    Telecopier: (011) 5411-4339-3876


                                    Tower Plus International

                                    By: /s/Ricardo Verdaguer
                                      ---------------------------------------
                                      Name: Ricardo Verdaguer
                                      Title: President

                                    Address:    Plaza Independencia 811
                                                11100 Montevideo, Uruguay

                                    Telecopier: (011)5411-4339-3876


                                    Roberto A. Vivo-Chaneton

                                    /s/Roberto A. Vivo-Chaneton
                                    -----------------------------------------

                                    Address:    Sucre 3825
                                                Buenos Aires, Argentina

                                    Telecopier: (011) 5411-4554-3414


                                    Roberto CibriAn-Campoy

                                    /s/Roberto Cibrian-Campoy
                                    -----------------------------------------
                                    Address:   La Pampa 4059-(1428)
                                               Buenos Aires, Argentina

                                    Telecopier:  (011) 5411-4307-1525

                                    LUIS H. MORENO III

                                    /s/Luis H. Moreno III
                                    -----------------------------------------

                                    Address:    Avenida Ingeniero Huergo 1167
                                                Buenos Aires, Argentina C1107AOL

                                    Telecopier  (011) 5411-4339-3876